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                                                                   Exhibit 23.20

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) on or about December 16, 1999, of our report dated October 25, 1999, except for Notes 9 and 10, for which the date is November 12, 1999, with respect to the financial statements of JusticeLink, Inc. (formerly LAWPlus, Inc.) included in the Registration Statement on Form S-1 No. 333-91447 and related Prospectus of Internet Capital Group, Inc.


                                          /s/ Ernst & Young LLP

Dallas, Texas
December 16, 1999